Exhibit (n)(2)

                                                               [Draft - 7/25/00]

                     SCUDDER MONEY MARKET TRUST (the "Fund")




                      PLAN PURSUANT TO RULE 18f-3 UNDER THE
                         INVESTMENT COMPANY ACT OF 1940


                                   The "Plan"
                                   ----------

1.       Introduction
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         As required by Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), this Plan describes the multi-class system for the Money Market Series of the Fund that will apply to shares of beneficial interest, $0.001 par value (the "shares") of the Scudder Money Market Series (the "Series"), including the separate class arrangements for shareholder and administrative services and the distribution of shares, the method for allocating expenses, income, gain and loss of the Series among classes and, any related exchange privileges and conversion features applicable to the classes.

         Upon the effective date of this Plan, the Fund elects to offer multiple classes of shares in the Series, as described herein, pursuant to Rule 18f-3 and this Plan.

II.      The Multi-Class System
         ----------------------

         The Series may offer six classes of shares, Institutional Class, Managed Shares Class, Premium S Class, Premium AARP Class, Prime Reserve S Class and Prime Reserve AARP Class (the "Classes"). Shares of each class of shall represent an equal pro rata interest in the Series and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that:
(a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined by Section A2 below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its shareholder services, administrative services or distribution arrangement; (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; (e) each class may have separate exchange privileges; (f) each class of shares may have separate account size requirements; and (g) each class may have different conversion features. In addition, the Classes shall have the features described in Subsections A and B of this Section II.

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         A.       Allocation of Income and Expenses
                  ---------------------------------

                  1.       General.
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                  The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of the Series shall be allocated to each share of the Series, on the basis of its net asset value relative to the net asset value of the Series pursuant to Rule 18f-3(c)
(2)(ii) of the 1940 Act. Expenses to be so allocated include expenses of the Fund that are not specifically attributable to the Series (or any other series of the Fund) ("Fund Expenses") and expenses of the Series not attributable to a particular class of the Series ("Series Expenses") to the extent that such expenses are not paid by Scudder Kemper Investments, Inc. ("Scudder Kemper") pursuant to the Administrative Services Agreement dated August 7, 2000 between Scudder Kemper and the Fund (including any subsequent amendments thereto) (the "Administrative Services Agreement). Fund Expenses may include, but are not limited to, Trustees' fees and certain legal fees. Series Expenses include, but are not limited to, the Serieswide Administrative Fee under the Administrative Services Agreement, advisory fees and other expenses relating to the management of the Series' assets.

                  2.       Class Expenses.
                           --------------

                  Expenses attributable to one or more particular classes, which are allocated on the basis of the amount incurred on behalf of each class ("Class Expenses"), will include the Class Administrative Fee charged with respect to each class under the Administrative Services Agreement, and may also include the following types of expenses to the extent that such expense is not paid by Scudder Kemper under the Administrative Services Agreement and to the extent that such expense is attributable to a specific class: (a) transfer agent fees attributable to a specific class, (b) printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current Fund shareholders; (c) registration fees (other than state filing fees imposed on a Fund-wide basis and Securities and Exchange Commission registration fees); (d) the expense of administrative personnel and services as required to support the shareholders of a specific class; (e) litigation or other legal expenses and audit or other accounting expenses relating to a specific class; (f) Trustees' fees incurred as a result of issues relating to a specific class; and (g) shareholder or Trustees' meeting costs that relate to a specific class. All expenses described in clauses (a) through
(g) of this paragraph may be allocated as Class Expenses, but only if the Fund's President and Treasurer have determined, subject to review by the Board of Trustees, which expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended ("Code").

         In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund Expense or Series Expense, and in the event a Fund Expense or Series Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

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         Any changes in the categories of expenses that will be allocated as
Class Expenses shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Fund or Series, as defined in the 1940 Act (the "Independent Trustees"). Such expense allocation shall be set forth in a schedule as amended from time to time by the Board of Trustees including a majority of the Independent Trustees, which shall form a part of this Plan.

                  3.       Waivers or Reimbursements of Expenses
                           -------------------------------------

                  Expenses may be waived or reimbursed by the Fund's investment adviser, its principal underwriter, or any other provider of services to the Series or the Fund without the prior approval of the Board of Trustees to the extent such waiver or reimbursement does not jeopardize the Series' status as a "regulated investment company" under the Code.

         B.       Exchange Privileges
                  -------------------

         Shareholders of a class (other than the Institutional class shareholders) may exchange shares of a particular class for shares of the same class in another class, or of another fund in the Scudder Family of Funds, at the relative net asset values of the respective shares to be exchanged and with no sales charge, subject to applicable law, and to the applicable requirements, if any, as to minimum amount.

         C.       Board Review
                  ------------

                  1.       Approval
                           --------

                  The Board of Trustees, including a majority of the Independent Trustees, at a meeting held on August 7, 2000, approved the Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class and the Series and of the Fund. Their determination was based on their review of information furnished to them which they deemed reasonably necessary and sufficient to evaluate the Plan.

                  2.       Approval of Amendments
                           ----------------------

         The Plan may not be amended materially unless the Board of Trustees, including a majority of the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and the Series and of the Fund. Such finding shall be based on information requested by, and furnished to, the Board that the Board deems reasonably necessary to evaluate the proposed amendment.

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                  3.       Periodic Review
                           ---------------

                  The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

         D.       Effective Date
                  --------------

         The Plan, having been reviewed and approved by the Board of Trustees and by a majority of the Independent Trustees as indicated in subsection C1 of
Section II of the Plan, shall take effect as of August 7, 2000.

         E.       Amendments
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         The Plan may not be amended to modify materially its terms unless such amendment has been approved in the manner specified in subsection C2 of the Plan.






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